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                                                                    EXHIBIT 10.3

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JANUARY 14, 2000, BY AND BETWEEN ISIS PHARMACEUTICALS, INC. AND ELAN INTERNATIONAL SERVICES, LTD.


                           ISIS PHARMACEUTICALS, INC.
                           CONVERTIBLE PROMISSORY NOTE


U.S. $12,015,000                                      JANUARY 14, 2000


               The undersigned, ISIS PHARMACEUTICALS, INC., a Delaware corporation with offices at 2292 Faraday Avenue, Carlsbad, California 92008 (the "Company"), unconditionally promises to pay to ELAN INTERNATIONAL SERVICES, LTD., a Bermuda private limited company ("EIS"), or its permitted assigns, transferees and successors as provided herein (collectively, the "Holder"), on January 14, 2006 (the "Maturity Date"), at such place as may be designated by the Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$12,015,000), together with interest thereon accrued at a rate per annum equal to the lesser of (i) 12.0%, and (ii) the maximum rate of interest permissible by applicable law, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a semi-annual basis, the initial such compounding to commence on the date that is 180 days from and after the Original Issue Date and thereafter on each 180 day anniversary (each such date, a "Compounding Date").

        SECTION 1.  SECURITIES PURCHASE AGREEMENT AND FUNDING AGREEMENT.

               This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and between the Company and EIS (as amended at any time, the "Securities Purchase Agreement"), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein. The Company shall use the proceeds of the issuance



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and sale of this Note solely in accordance with the provisions set forth therein and as required therein and in a certain Funding Agreement, dated as of the date hereof (as amended at any time, the "Funding Agreement"), by and among Elan Corporation, plc, an Irish public limited company and the parent corporation of EIS, Elan Pharma International Limited, EIS and the Company, and as described in
Section 6 below. Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

        SECTION 2.  DISBURSEMENTS.

        (a) From and after the date hereof and until July 14, 2002, disbursements shall be made by the Holder to the Company hereunder in minimum tranches of U.S.$500,000 (except in the event that an amount less than U.S.$500,000 shall be remaining and available for funding hereunder, in which case such lesser amount may be funded hereunder); provided, that the Company shall have, prior to each such disbursement, delivered a written request therefor to the Holder in the form attached hereto as Exhibit A (the "Disbursement Notice"), together with an Officer's Certificate confirming that as of such date no Event of Default exists hereunder; the Holder shall, subject to the terms and conditions hereof, fund the applicable amount within 10 business days of the receipt of the Disbursement Notice, subject to the receipt by the Holder of any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996 and the terms of the development plan to be mutually agreed upon by the Company and EIS. A "business day" is any day that commercial banks are open for the transaction of business in the City of New York.

        (b) The Holder shall not be required to (i) disburse more than the maximum principal amount hereunder, excluding accruals of interest, of U.S.$12,015,000 or (ii) make more than five disbursements to the Company within any 12 month period.

        (c) Each disbursement shall accrue interest at the rate set forth in
Section 1 from the date of each such disbursement through the date of payment.

        SECTION 3.  PAYMENTS AND COVENANTS.

        (a) Unless earlier converted in accordance with the terms of Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

        (b) Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date and will be convertible into Common Stock pursuant to Section 4.

        (c) This Note may be prepaid by the Company at its option, in whole or in part,

                (i) in cash, upon not less than 30 days' prior written notice to EIS; or

                (ii) in shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at any time, at a price equal to 95% of the average of the closing prices



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        of the Common Stock for the 60 trading days ending two business days prior to the date of repayment; provided that no more than 50% of any prepayment amount shall be payable by the Company in the Company's Common Stock.

        SECTION 4.  CONVERSION.

        (a) Conversion Right.

                (i) From and after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, on a per tranche basis (each, a "Conversion Right"), into such number of shares of Common Stock that shall be obtained by dividing the sum of the outstanding principal amount of such tranche and all accrued and unpaid interest thereon by a per share price calculated as 140% of the average of the closing price of the Common Stock for the 60 trading days ending two business days prior to the date of disbursement of such tranche (each, a "Conversion Price").

                (ii) The Holder shall be entitled to exercise a Conversion Right upon at least five days' prior written notice to the Company, such notice to be in the form attached hereto as Exhibit B. Within 10 days of the conversion date specified in such notice, the Company shall cause its transfer agent to issue stock certificates to EIS representing the aggregate number of shares of Common Stock due to EIS as a result of such conversion.

        (b) Reclassification, Etc. In case of (i) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company (excluding the transactions contemplated by the Transaction Documents), then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder of this Note), so that the Holder shall have the right to receive, at a total purchase price not to exceed the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, and in lieu of the shares of Common Stock theretofore issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions.


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        (c) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or by-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment. This provision shall not restrict the Company from otherwise amending and/or restating its Certificate of Incorporation in accordance with Delaware General Corporation Law.

        (d) Notice of Adjustments. Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by the Company's chief financial officer and shall be delivered to EIS.

        (e) No Fractional Shares; Rounding. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        SECTION 5.  EXCHANGE RIGHT.

        (a) In the event that EIS shall exercise the EIS Exchange Right, EIS shall, at its option, (i) cause to be paid to the Company, within 30 days of such exercise, an amount equal to 30.097% of the aggregate amount (but not including any accrued and unpaid interest thereon) of the Development Funding (as such term is defined in the Funding Agreement) through the date of such exercise provided by each of the parties to HepaSense, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of such exercise, and/or (ii) offset against the amount then outstanding and payable under this Note an amount equal to 30.097% of the total amount (but not including any accrued and unpaid interest in respect of any debt, including the Note thereon) of Development Funding provided by each of the parties to HepaSense, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of the exercise of the Exchange Right, against the principal amount outstanding hereunder, if any, or (iii) effect a combination of the provisions described in clauses (i) and (ii) above, if applicable.

        (b)In no event shall the amount determined in accordance with subsection
(a) above exceed the aggregate principal amount issued hereunder and accrued interest thereon.

        SECTION 6.  USE OF PROCEEDS.

               The Company shall use the proceeds of this Note solely for developmental funding of HepaSense; provided, that the Board of Directors of HepaSense shall have determined that such


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developmental funding is necessary (which approval shall in all events include the consent of at least one director designated by the Company that is an employee of the Company and at least one director designated by EIS) and that the parties thereto are in continuing agreement as to the Business Plan. Accordingly, total disbursements hereunder shall not in any event exceed the amount of Development Funding funded by the Company to HepaSense pursuant to the Funding Agreement.


        SECTION 7.  EVENTS OF DEFAULT.

               The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

        (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

        (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

        (c) a material breach by the Company of its obligations under any of the Transaction Documents, which breach remains uncured 30 days after written notice thereof by EIS; provided, however, that (x) if the Company has proposed a course of action to rectify the breach and is acting in good faith to rectify same but has not cured the breach by the 30th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be rectified and (y) if such default involves a good faith dispute regarding the amount of any required payment, provided any undisputed amount is paid, such default shall be stayed and the remainder may be withheld for a reasonable period during which a good faith resolution of the amount owed is being pursued;

        (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 30 days;

        (e) the Company is unable to pay its debts in the normal course of business;


        (f) the Company ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the EIS (such consent not to be unreasonably withheld);

        (g) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law; or

        (h) any other termination of the JDOA.

        SECTION 8.  REMEDIES IN THE EVENT OF DEFAULT.


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        (a) In the case of any Event of Default by the Company, the Holder, may in its sole discretion, demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 4 and 5 hereunder shall survive any such acceleration and payment. If the Holder shall accelerate this Note after the occurrence of any Event of Default set forth in Section 7(a), 7(b) or 7(c) hereof and be paid and, prior to the earlier of (i) second anniversary of the date of such acceleration and (ii) the Maturity Date, the Holder elects to exercise the Conversion Right, the Holder shall reimburse to the Company an amount in respect of the shares of Common Stock issued under such Conversion Right equal to the principal amount of this Note attributable thereto as calculated in accordance with Section 4 above.

        (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

        (c) In the case of any Event of Default under this Note by the Company this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

        SECTION 9.  VOTING RIGHTS.

               This Note shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to its conversion.

        SECTION 10.  SENIORITY.

        (a) The Holder acknowledges and agrees that the obligations evidenced hereby are subordinate in right to payment in full of interest and principal relating to the Company's $40,000,000 aggregate principal amount of 14% Senior Subordinated Discount Notes due November 2007 (the "Discount Notes") and therefore the obligations evidenced hereby are "Subordinated Indebtedness" as defined in that certain Purchase Agreement, dated October 24, 1997, between the Company and the purchasers listed on Schedule I thereto (the "Purchase Agreement"); it being understood that in the event there is any event of default in respect of the Purchase Agreement, the Company shall not pay to the Holder hereof in cash any amounts due hereunder until such event of default is cured or waived pursuant to the terms of such indenture.

        (b) The Company shall not incur any indebtedness for money borrowed which shall rank senior to this Note without the prior written consent of the Holder; provided, however, that the Company may incur additional indebtedness which ranks pari passu with the obligations evidenced hereby.


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        SECTION 11.  MISCELLANEOUS.

        (a) EIS may assign this Note to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle entity established by EIS or its affiliates. Upon any such assignment, EIS shall promptly provide the Company with Notice in reasonable detail of such assignment and assignee (provided, that the failure to provide such notice shall not affect the rights of EIS hereunder). This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that EIS and the Company shall remain liable for their respective obligations hereunder after any such assignment.

        (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

                             (i) if to the Company:

                             Isis Pharmaceuticals, Inc.
                             2292 Faraday Avenue
                             Carlsbad, CA 92008
                             Attn: B. Lynne Parshall
                             Tel.: 760-603-2460
                             Fax:  760-931-9639

                             with a copy to:

                             Cooley Godward LLP
                             4365 Executive Drive
                             San Diego, CA 92121
                             Attention: Julie Robinson, Esq.
                             Tel:  619-550-6000
                             Fax:  619-453-3555

                             (ii) if to EIS, to:

                             Elan International Services, Ltd.
                             102 St. James Court
                             Flatts, Smiths Parish
                             Bermuda  SL04
                             Attention: President
                             Tel:  441-292-9169
                             Fax:  441-292-2224


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                             with a copy to:

                             Brock Silverstein LLC
                             800 Third Avenue
                             New York, New York 10022
                             Attention: Scott Rosenblatt, Esq.
                             Tel:  212-371-2000
                             Fax:  212-371-5500

Each party, by written notice given to the other in accordance with this Section 11(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been effectively received, (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the second business day after the date when sent, (c) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and
(d) in the case of facsimile transmission, on the date of transmission.

        (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

        (d) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws, except that all issues concerning the relative rights of the Company and its stockholders shall be governed by the Delaware General Corporation Law, without giving effect to the principles thereof relating to conflicts of laws.

        (e) This Note may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one note. The Note may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature; provided that any signature delivered by facsimile transmission shall be replaced by an original signature within five days.

        (f) Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.


                            [Signature page follows]


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               IN WITNESS WHEREOF, the Company and EIS have executed this Note on the date first above written.

                                            ISIS PHARMACEUTICALS, INC.


                                            By:___________________________
                                               B. Lynne Parshall
                                               Executive Vice President


                                            ELAN INTERNATIONAL SERVICES, LTD.


                                            By:___________________________
                                               Kevin Insley
                                               President

                                    EXHIBIT A

                       NOTICE OF REQUEST FOR DISBURSEMENT



Date:


To:     Elan International Services, Ltd.

From:   Isis Pharmaceuticals, Inc.

Re:     Disbursement Request



        Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Isis Pharmaceuticals, Inc. (the "Company") to Elan International Services, Ltd. ("EIS"), dated January 14, 2000, the Company hereby notifies EIS of its request for a disbursement thereunder in the amount of $_________. Please provide funding in the requested amount to the Company in accordance with the following wire instructions




                      [






                                                         ]






                                            Sincerely,


                                            ISIS PHARMACEUTICALS, INC.






                                            By: ___________________________
                                                Name:
                                                Title:



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                                    EXHIBIT B

                 NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT



Date:


To:     Isis Pharmaceuticals, Inc.

From:   Elan International Services, Ltd.

Re:     Exercise of a Conversion Right

--------------------------------------------------------------------------------



        Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Isis Pharmaceuticals, Inc. (the "Company") to Elan International Services, Ltd. ("EIS"), dated January 14, 2000, specifically Section 4 thereof, EIS hereby notifies the Company of its intention to exercise a right of conversion.





        Pursuant to Section 4 of the Note, EIS hereby elects to convert [$__________]* in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Common Stock, par value $.001 per share, effective [__________, ____]



        We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.



                                            Sincerely,



                                            ELAN INTERNATIONAL SERVICES, LTD.






                                            By: ___________________________
                                                Name:
                                                Title:







-----------
* Amount must represent one or more tranches drawn down by the Company under the Note.